UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2008

SUNESIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51531	94-3295878
(Commission File No.)	(IRS Employer Identification No.)

341 Oyster Point Boulevard
South San Francisco, California 94080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 266-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), approved salaries for 2008 and cash bonus awards for 2007 for the Company’s executive officers, other than the Company’s Executive Chairman and President and Chief Executive Officer. The Company previously filed a bonus program (the “Bonus Program”) as Exhibit 10.11 to the Company’s Form S-1/A (SEC File No. 333-121646), which was filed with the Securities and Exchange Commission on September 1, 2005. The Committee and the Board continues to follow the basic principles for administering employee bonuses as set forth in the Bonus Program, which is incorporated herein by reference, although the bonus pool, target bonuses and the related corporate, department/group/team and individual objectives are set annually. The Committee also determined that the target bonus levels for cash bonus awards under the Bonus Program for 2008 would remain on an interim basis at the same levels as 2007, subject to a final determination for 2008 to be made at a future Committee meeting.

On February 5, 2008, the Board approved salaries for 2008 and cash bonus awards for 2007 for the Company’s Executive Chairman, James W. Young, Ph.D., and the Company’s President and Chief Executive Officer, Daniel N. Swisher, Jr.

Target bonus levels for cash bonus awards in 2007 were 40% of base salary for the Chief Executive Officer, 30% of base salary for the Executive Chairman and Senior Vice Presidents and 25% of base salary for Vice Presidents. Actual bonuses for 2007 performance were awarded to the Company’s named executive officers (as determined under applicable securities laws) at or below approximately seventy percent (70%) of their 2007 target bonus levels and were individually determined based on the level of achievement of certain corporate, department/group/team and individual objectives established by the Committee with input from the Company’s Chief Executive Officer and, in the case of the Company’s Executive Chairman and President and Chief Executive Officer, by the Board. The following table sets forth the applicable 2007 cash bonus compensation and 2008 base salaries for the Company’s named executive officers.

Name and Principal Position(s)	2007 Cash Bonus Award	2008 Base Salary
Daniel N. Swisher, Jr.	$105,000	$405,000
President, Chief Executive Officer and Director
Eric H. Bjerkholt	$60,000	$305,000
Senior Vice President, Corporate Development and Finance, Chief Financial Officer
Daniel C. Adelman, M.D.	$50,000	$312,000
Senior Vice President, and Development and Chief Medical Officer
James W. Young, Ph.D.	$40,000	$200,000
Executive Chairman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: February 6, 2008
	By:	/s/ Valerie L. Pierce
Valerie L. Pierce
Senior Vice President, General Counsel and Corporate Secretary